                                                                    Exhibit 10.4

                               SERVICING AGREEMENT




                                 BY AND BETWEEN



                           UGLY DUCKLING CORPORATION,
                             A DELAWARE CORPORATION
                                   "SERVICER"


                                       AND



                      GENERAL ELECTRIC CAPITAL CORPORATION
                             A NEW YORK CORPORATION
                                     "OWNER"









                               DECEMBER 15, 1997

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I.
         DEFINITIONS.......................................................................   2
                  Section 1.1       Defined Terms..........................................   2
                  Section 1.2       Accounting Terms.......................................   8

ARTICLE II.
         APPOINTMENT AND GENERAL RESPONSIBILITIES OF SERVICER..............................   8
                  Section 2.1       Appointment of Servicer................................   8
                  Section 2.2       Independent Contractor.................................   8
                  Section 2.3       General Servicing Standards............................   8
                  Section 2.4       Listing of Officers and Locations......................   8
                  Section 2.5       Perfection of Ownership Interest.......................   9
                  Section 2.6       Servicer Compliance....................................   9

ARTICLE III.
         MAINTENANCE OF FILES AND RECORDS..................................................   9
                  Section 3.1       Maintenance of Files...................................   9
                  Section 3.2       Records................................................  10
                  Section 3.3       Original Documents.....................................  10
                  Section 3.4       Examination of Records.................................  10
                  Section 3.5       Retention of Files.....................................  10

ARTICLE IV.
         SPECIFIC SERVICING DUTIES.........................................................  10
                  Section 4.1       Collections............................................  10
                  Section 4.2       Lock-Box...............................................  11
                  Section 4.3       Servicer to Act as Custodian for Owner.................  11
                  Section 4.4       Customer Service.......................................  11
                  Section 4.5       Insurance..............................................  11
                  Section 4.6       Payoffs................................................  11
                  Section 4.7       Delinquent Payments and Defaults.......................  12
                  Section 4.8       Purchased Receivable Modifications.....................  12
                  Section 4.9       Realization upon Delinquent Purchased Receivables......  12
                  Section 4.10      Contract Rights and Collection of Deficiencies.........  12
                  Section 4.11      Liquidation Expenses...................................  12

ARTICLE V.
         STATEMENTS AND REPORTS............................................................  13
                  Section 5.1       Reports and Monthly Back-Up Tape.......................  13
                  Section 5.2       Notice of Claims.......................................  14


                                        i
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
ARTICLE VI.
         SERVICING FEES....................................................................  14
                  Section 6.1       Servicing Fee, Reimbursable Expenses and Fees..........  14

ARTICLE VII.
         REPRESENTATIONS AND COVENANTS.....................................................  15
                  Section 7.1       Representations and Warranties of Servicer.............  15
                  Section 7.2       Covenants of Servicer..................................  16

ARTICLE VIII.
         DEFAULT...........................................................................  17
                  Section 8.1       Event of Default.......................................  17

ARTICLE IX.
         INDEMNIFICATION...................................................................  19
                  Section 9.1       Indemnity..............................................  19

ARTICLE X.
         TERMINATION.......................................................................  19
                  Section 10.1      Termination of Agreement...............................  19
                  Section 10.2      Effect of Termination or Resignation...................  19

ARTICLE XI.
         GENERAL TERMS AND CONDITIONS......................................................  20
                  Section 11.1      Ownership and Possession...............................  20
                  Section 11.2      Entire Agreement.......................................  20
                  Section 11.3      Applicable Law.........................................  20
                  Section 11.5      Headings...............................................  21
                  Section 11.6      Attorneys' Fees........................................  21
                  Section 11.7      Severability...........................................  21
                  Section 11.8      Successors and Assigns.................................  21
                  Section 11.9      Counterparts...........................................  22
                  Section 11.10     Waiver.................................................  22
                  Section 11.11     Offset.................................................  22


EXHIBITS

Exhibit A         Collection Policy
Exhibit B         Depository Accounts
Exhibit C         Performance Certificate
Exhibit D         Reimbursable Expenses and Costs

                               SERVICING AGREEMENT

         This SERVICING AGREEMENT (this "Agreement") is entered into as of December 15, 1997, by and between UGLY DUCKLING CORPORATION, a Delaware corporation ("Servicer"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Owner").

                                    RECITALS

         A. On July 11, 1997, First Merchants Acceptance Corporation, a Delaware corporation, as debtor in possession in the Bankruptcy Case as defined below ("FMAC") filed a Chapter 11 petition under the provisions of Title 11, United States Code, as amended (the "Bankruptcy Code"), in the United States District Court for the State of Delaware (the "Court") and such petition is currently pending as Case No. 97-1500 (JJF) (the "Bankruptcy Case").

         B. FMAC is a national specialty finance company, primarily engaged in the business of dealing with and servicing retail installment sale contracts (the "Contracts") for the purchase of new or used automobiles, trucks, vans and sport utility vehicles by consumers who have limited access to traditional sources of credit. Such Contracts, together with all amendments, modifications and any and all security interests, contract rights and other rights related thereto, are referred to herein as the "Receivables."

         C. LaSalle National Bank, as Agent ("Agent")has purchased from FMAC a portfolio of Receivables set forth on Schedules I and II attached hereto (the "Purchased Receivables") pursuant to that certain Order Approving Debtor's Sale of Bank Group Contracts Free and Clear of Liens, Claims and Encumbrances and Authorizing Debtor to Enter into, a Contribution Agreement and Guaranty and Pledge Agreement entered by the Court on December 15, 1997.

         D. FMAC has agreed to service the Purchased Receivables pursuant to that certain Servicing Agreement dated as of December 15, 1997 and effective as of December 1, 1997, by and between FMAC and Agent (the "FMAC Servicing Agreement").

         E. GE has executed of even date herewith a Purchase Agreement ("Purchase Agreement") by and among GE, Agent and Servicer pursuant to which GE shall purchase from Agent the Purchased Receivables upon terms and conditions set forth in the Purchase Agreement.

         F. Pursuant to the Consulting Agreement, Servicer is to provide consulting services to FMAC regarding FMAC's servicing of the Purchased Receivables pursuant to the FMAC Servicing Agreement.

         G. Servicer has agreed to commence servicing the Purchased Receivables pursuant to this Agreement upon termination of the FMAC Servicing Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the agreements, covenants and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Defined Terms. Whenever used in this Agreement, the following capitalized words and phrases shall have the respective meanings set forth below. The definitions of such terms are applicable to the singular as well as to the plural forms of such terms.

         Borrower. The person(s) or entity(ies) that have executed a Contract, including any guarantor, cosigner, or other person or entity obligated to make payments under the Contract.

         Borrower Documents. With respect to each Purchased Receivable, (i) the original Certificate of Title or proof of lien perfection; (ii) the executed Original Purchased Contract with original signatures; (iii) if available or unless electronically stored, a copy of the dealer invoice and invoices for any additional equipment included in the Contract, (iv) a copy of the original signed Credit Application; (v) verification for the Required Borrower Insurance (including policy number) that FMAC was the loss payee, additional insured, or lienholder at the time of FMAC's purchase of the Contract; (vi) a copy of the "Report of Sale," "Guaranty of Title" or other comparable document executed by the selling dealer which has been forwarded to the appropriate department of motor vehicles; (vii) if available or unless electronically stored, copies of:
(a) the credit bureau reports, (b) the completed credit investigation form, (c) the completed verification of employment and income forms, (d) Borrower references, and (e) the credit scoring sheet; (viii) FMAC's funds disbursement invoice or listing; (ix) a certificate for each type of Optional Borrower Insurance purchased by Borrower; (x) if available, FMAC's loan process or "deal structure" sheet; (xi) if available, a "fact sheet" from the dealer, and (xii) if available, other documents, or copies, as applicable, that may be reasonably required in the ordinary course of business with respect to the enforceability of the Borrower's obligations.

         Borrower Records. With respect to each Purchased Receivable, and whether existing before or after the date of this Agreement (i) the Borrower Documents; and (ii) all other records, files, and documents, whether consisting of paper or computerized or in some other form, which relate specifically to the applicable Purchased Receivable, Borrower or Financed Vehicle or associated Receivable Rights.

         Borrower's Outstanding Principal Balance. The outstanding and unpaid principal balance with respect to the Purchased Receivable calculated as of a certain date.

         Business Day. Any day other than (i) a Saturday or Sunday or (ii) another day on which banking institutions in the State of Illinois or Arizona are authorized or obligated by law to be closed.


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         Certificate of Title. With respect to any Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is registered or is to be registered, showing the Borrower as owner with either notation of the first lien of FMAC or, if applicable, FMN or Magna, or such other status indicated thereon which is necessary to perfect the security interest of FMAC or, if applicable, FMN or Magna, in the Financed Vehicle as a first priority interest, and showing no other actual or possible ownership or lien interests.

         Charge-Off Deficiency. With respect to each Charge-Off Receivable, the amount by which the Borrower's Outstanding Principal Balance exceeds the Liquidation Proceeds and Insurance Proceeds, to the extent that such amount has not been included in a previous calculation and report of Charge-Off Deficiency.

         Charge-Off Receivable. A Purchased Receivable; (i) which is a Defaulted Receivable; (ii) in connection with which Insurance Proceeds or Liquidation Proceeds have been received, or (iii) for which the Borrower has made what purports to be the final payment or a prepayment in full but the amount paid results in a failure to satisfy the then remaining Borrower's Outstanding Principal Balance.

         Collection Account. The account established prior to the Effective Date by Owner at a bank selected by Owner and of which Owner gives Servicer written notice.

         Collection Policy. The Collection Policy (Rev: 6/95) of Servicer, a copy of which is attached hereto as Exhibit A.

         Consulting Agreement. The Consultation and Assistance Agreement to be entered into by and between Servicer and FMAC pursuant to which Servicer shall provide FMAC with consultation and assistance with respect to FMAC's servicing of the Purchased Receivables and other Receivables serviced by FMAC for so long as FMAC is the servicer under the FMAC Servicing Agreement.

         Credit Application. The credit application completed by the Borrower in order to request financing for the Borrower's purchase of the Financed Vehicle.

         Defaulted Receivable. For any Due Period, a Purchased Receivable for which (i) any Scheduled Payment is delinquent (not paid by the due date) more than 120 days as of the end of the Due Period; (ii) a petition requesting relief under the Bankruptcy Code or a similar law was filed by or against the Borrower during the Due Period, and any Scheduled Payment is delinquent (not paid by the due date) more than 90 days as of the end of the Due Period; (iii) as of the end of the Due Period, the Financed Vehicle is missing, has been damaged beyond ordinary means of repair, or has been leased or disposed of by sale or other transfer of title; (iv) Servicer or Owner shall have reasonably determined as of the last date of the Due Period that by reason of a claim, lien, charge, pledge or encumbrance regarding the Purchased Receivable or the Financed Vehicle, or otherwise, payments under the Purchased Receivable will not be made; or (v) a Skip Loss Investigation was


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initiated and not satisfactorily resolved within 90 days or the occurrence of the event in (i) above, whichever occurs first.

         Deferred Contracts. Any Purchased Receivable for which a Scheduled Payment has been advanced into the next Due Period without receipt of at least 75% of such Scheduled Payment.

         Depository Account. The bank accounts in the name of Servicer designated in writing to the Owner as the Depository Accounts, with the initial Depository Accounts set forth on Exhibit B hereto.

         Discharge Date. The first date by which all of the Purchased Receivables have been paid in full or forgiven by Owner and all of Servicer's obligations under the Purchase Agreement and this Agreement have been performed.

         Due Period.  A calendar month during the Servicing Period.

         Effective Date. The effective date of the termination of the FMAC Servicing Agreement or the termination of FMAC as Servicer thereunder.

         Event of Default. This term has the meaning provided in Article VIII of this Agreement.

         Financed Vehicle. The new or used automobile, truck, van or sport utility vehicle purchased by a Borrower pursuant to a Contract.

         FMN. First Merchants Acceptance Corporation of Nevada, a Nevada corporation.

         Governmental Rule. Any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, decision or guideline issued by any branch of government.

         Insurance Proceeds. With respect to a Purchased Receivable, amounts, including rebates and refunds, recovered under any warranty, Required Borrower Insurance, or Optional Borrower Insurance, net of any amounts required by law to be remitted to Borrower.

         Liquidation Expenses. The out-of-pocket expenses incurred in connection with the collection and enforcement of a Purchased Receivable (including without limitation, the attempted liquidation of a Purchased Receivable which is brought current and is no longer in default during such attempted liquidation), and the repossession and sale of a Financed Vehicle.

         Liquidation Proceeds. With respect to a Purchased Receivable and a Due Period, all amounts (other than Insurance Proceeds) received from the sale or other disposition of a Financed Vehicle, during such Due Period, net of any amounts required by law to be remitted to the Borrower.

         Lock Box. The lock-box maintained by Servicer at the Lock Box Bank pursuant to the Lock-Box Agreement.


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
         Lock Box Agreement. The agreement between Servicer and the Lock Box Bank regarding the maintenance and operation of the Lock Box and containing such terms and conditions as are acceptable to Owner.

         Lock Box Bank. LaSalle National Bank, a national banking association, or any other banking institution acceptable to Owner.

         Magna.  Magna Bank of St. Louis, a Missouri banking corporation.

         Optional Borrower Insurance. Any insurance, other than Required Borrower Insurance, which insures a Financed Vehicle or a Borrower's obligations under a Purchased Receivable, including but not limited to credit life, credit health, credit disability, unemployment insurance; and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.

         Original Purchased Contract. With respect to each Purchased Receivable, the original contract, together with the original of any and all modifications, amendments or assignments with respect thereto.

         Performance Certificate. A certificate signed by an officer of the Servicer in the form of Exhibit C attached hereto.

         Receivable Rights. With respect to a Purchased Receivable, (i) FMAC's interest in the related Financed Vehicle; (ii) all rights of FMAC with respect to the related Contract and Financed Vehicle under all dealer agreements pursuant to which such Contract was acquired by FMAC including, any rights or obligations of FMAC to any dealer reserve accounts; (iii) all rights of FMAC with respect to Required Borrower Insurance and Optional Borrower Insurance;
(iv) all rights of FMAC, if any, to prepaid dealer rate participation in connection with the related Contract; (v) all rights of FMAC with respect to Borrower Records and Remittances.

         Reimbursable Expenses. The costs and expenses of Servicer set forth on Exhibit D hereto.

         Remittances. Any amounts received with respect to the Purchased Receivables and associated Receivable Rights, including, but not limited to, Scheduled Payments, prepayments, payoffs, Liquidation Proceeds, Insurance Proceeds and late charges (including not-sufficient-funds fees).

         Required Borrower Insurance. Any casualty insurance the Borrower is required to obtain pursuant to the terms of a Purchased Receivable.

         Rolling Average Charge-Off.

         (a) For the month ending December 31, 1997, the Charge-Off Deficiency for such month, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of such month which as of such time are not Charge-Off Receivables, expressed as


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
a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending December 31, 1997) Charge-Off Deficiencies, divided by the sum of each of such preceding months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of each of such months which as of such time are not Charge-Off Receivables, expressed as a percentage.

         (b) For the month ending June 30, 1998, the Charge-Off Deficiency for such month, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of such month which as of such time are not Charge-Off Receivables, expressed as a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending June 30, 1998) Charge-Off Deficiencies, divided by the sum of each of such preceding months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of each of such months which as of such time are not Charge-Off Receivables, expressed as a percentage. For the next six (6) months thereafter, the sum of each of the six
(6) consecutive calendar months ending with the month in question, of Charge-Off Deficiencies for such months divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of each of such months which as of such time are not Charge-Off Receivables, expressed as a percentage.

         (c) For the month ending June 30, 1999, the Charge-Off Deficiency for such month, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of such month which as of such time are not Charge-Off Receivables, expressed as a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending June 30, 1999) Charge-Off Deficiencies, divided by the sum of each of such preceding months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of each of such months which as of such time are not Charge-Off Receivables, expressed as a percentage. For all months thereafter, the sum of the six (6) consecutive calendar months ending with the month in question, of Charge-Off Deficiencies for such months divided by the sum of the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables as of the beginning of each of such months which as of such time are not Charge-Off Receivables, expressed as a percentage.

         Rolling Average Delinquency.

         (a) For the month ending December 31, 1997, the Purchased Receivables which as of such month end are two or more payments delinquent, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of such month end have not been paid in full, expressed as a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending December 31, 1997) Purchased Receivables which as of the end of each of such months were two or more payments delinquent, divided by the sum of each of such preceding months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of the end of each of such months have not been paid in full, expressed as a percentage.


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
         (b) For the month ending June 30, 1998, the Purchased Receivables which as of such month end are two or more payments delinquent, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of the end of such month have not been paid in full, expressed as a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending June 30, 1998) Purchased Receivables which as of the end of each of such months were two or more payments delinquent, divided by the sum of each of such preceding months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of the end of each of such months have not been paid in full, expressed as a percentage.

         (c) For the month ending December 31, 1998, the Purchased Receivables which as of such month end are two or more payments delinquent, divided by the aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of such month end have not been paid in full, expressed as a percentage. For each of the succeeding five (5) months, the sum of each of the preceding months' (i.e., commencing with the month ending December 31, 1998) Purchased Receivables which as of the end of each of such months were two or more payments delinquent, divided by the sum of each of such months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of the end of each of such months have not been paid in full, expressed as a percentage. For all months thereafter, the sum of each of the six (6) consecutive calendar months ending with the month in question, of the aggregate Borrower's Outstanding Principal Balance for Purchased Receivables which as of the end of such months were two or more payments delinquent, divided by the sum of each of such months' aggregate Borrower's Outstanding Principal Balance of Purchased Receivables which as of the end of each of such months have not been paid in full, expressed as a percentage.

         Schedule of Payments. The schedule of monthly payments disclosed on a Purchased Receivable, as modified or extended pursuant to and consistent with the Collection Policy and this Agreement.

         Scheduled Payment. The monthly payment amount indicated on the Schedule of Payments.

         Servicing Fee. With respect to each Purchased Receivable outstanding as of the first day of a Due Period, a fee to be calculated and paid for each Due Period equal to the greater of (i) 1/12 of 3.25% of the Borrower's Outstanding Principal Balance as of such first day of a Due Period for each such outstanding Purchased Receivable (other than any Defaulted Receivable), or (ii) Fifteen Dollars ($15.00) per month per such outstanding Purchased Receivable (other than any Defaulted Receivable).

         Servicing Period. The period of time from the date of this Agreement to the Discharge Date, unless this Agreement or Servicer is sooner terminated pursuant to the terms of this Agreement.

         Skip Loss Investigation. An investigation of the whereabouts of a Financed Vehicle or Borrower which has been initiated by Servicer.

         Section 1.2 Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person or entity pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis. To the extent generally accepted accounting practices do not apply to certain reports or accounting practices of Servicer, the parties will mutually agree on the accounting practices.


                                   ARTICLE II.
              APPOINTMENT AND GENERAL RESPONSIBILITIES OF SERVICER

         Section 2.1 Appointment of Servicer. Provided Owner continues to own the Purchased Receivables, upon the Effective Date, Owner shall be deemed to have appointed Servicer, and Servicer shall be deemed to have agreed, to service the Purchased Receivables according to the terms of this Agreement.

         Section 2.2 Independent Contractor. In the performance of its duties hereunder, Servicer shall be an independent contractor acting on its own behalf in its own name and for its own account. It shall have no authority, express or implied, to act in any manner or by any means for or on behalf of Owner in any capacity other than as an independent contractor. Servicer and Owner are not partners, joint venturers, agents or assignees of each other. Notwithstanding the foregoing provisions of this Section 2.2, pursuant to express provisions of this Agreement, Servicer may be authorized or directed to take certain actions on behalf of or for the direct benefit of the Owner, provided that, in the taking of such actions, Servicer shall continue to be acting as an independent contractor. Except as set forth in Section 6.1 hereof, Servicer shall perform all of its obligations under this Agreement at its own expense.

         Section 2.3 General Servicing Standards. Servicer shall service and administer the Purchased Receivables and Borrower Records with due care and in accordance with the terms of this Agreement, and shall have full power and authority, subject only to the provisions of this Agreement, to do any and all things in connection with such servicing and administration that it may in good faith deem necessary or desirable. Servicer shall service the Purchased Receivables and maintain the Borrower Records in accordance with customary and usual procedures employed by financial institutions servicing installment contracts secured by motor vehicles and, to the extent more exacting, in accordance with the Collection Policy or the procedures used by it to service and administer similar motor vehicle installment contracts owned or serviced by Servicer; provided, however, that Servicer shall not release or waive, without the prior written consent of Owner, any obligation of any Borrower except to the extent allowed in Article IV.

         Section 2.4 Listing of Officers and Locations. Contemporaneously with the execution and delivery of this Agreement, Servicer shall deliver to Owner a list of the servicing locations of Servicer and the officers involved in, or responsible for, the administration and servicing of the Purchased Receivables, which list shall be promptly updated in writing by the Servicer to Owner as changes are made. Servicer shall not change a location where it administers or services the


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
Purchased Receivables unless it first gives Owner 60 days written notice and takes what action Owner reasonably requests in order to protect Owner's interest in the Purchased Receivables and Borrower Records at the new location.

         Section 2.5 Perfection of Ownership Interest. Servicer shall use reasonable best efforts (or when Servicer knows or should have known of facts that would require action to maintain the security interests granted by Borrowers under the respective Purchased Receivables, Servicer shall take all actions necessary), consistent with the standard set forth in Section 2.3, and such other reasonable actions requested by Owner, to maintain continuing perfection and priority of Owner's right, title and interest in the Purchased Receivables, Borrower Records and Financed Vehicles, including, but not limited to, obtaining the execution and the recording, filing, and refiling of all security agreements, Certificates of Title, cautionary financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Borrowers under the respective Purchased Receivables. Without affecting the Servicer's obligations set forth in the first sentence of this Section 2.5 or any liability that Servicer may incur thereunder, Owner authorizes Servicer to re-perfect or cause the re-perfection of such security interests on its behalf, as reasonably necessary. In the event Owner directs Servicer to reissue in Owner's name the Certificate of Titles related to the Purchased Receivables, Owner shall reimburse Servicer for its reasonable out-of-pocket expenses therefor. Servicer may release the lien on a Financed Vehicle upon payment in full of the applicable Purchased Receivable or upon disposition or liquidation of the Financed Vehicle pursuant to the Collection Policy.

         Section 2.6 Servicer Compliance. Servicer shall, at all times while performing its duties and obligations hereunder, comply with all applicable Governmental Rules, including, but not limited to, state and federal Governmental Rules pertaining to financing, licensing, sales, debt collection, consumer protection, credit reporting, the Uniform Commercial Code, foreclosure, record retention and financial privacy. Servicer shall regularly train its collection employees to comply with applicable Governmental Rules.


                                  ARTICLE III.
                        MAINTENANCE OF FILES AND RECORDS

         Section 3.1 Maintenance of Files. Servicer shall establish and maintain the Purchased Receivable files and records in a safe, up-to-date manner, either segregated from its own account files or marked on its electronic files to disclose the ownership thereof by Owner. All Purchased Receivable files and records shall be stored and maintained at one or more of the locations identified pursuant to Section 2.4. Servicer shall keep in each Purchased Receivable file all Borrower Records to be maintained by or in the possession of Servicer pursuant to the terms of this Agreement and that are not exclusively computerized, including, but not limited to, all correspondence received regarding the Purchased Receivable, Borrower, Financed Vehicle and copies of all correspondence and documents sent by Servicer regarding the Purchased Receivable, Financed Vehicle or Borrower.

         Section 3.2 Records. Servicer shall maintain records (including, without limitation, computerized records) reflecting its activities servicing the Purchased Receivables, which records shall be clearly marked to indicate that the Purchased Receivables and Borrower Records are owned by Owner.

         Section 3.3 Original Documents. Owner will, with respect to each Purchased Receivable, retain (a) the Original Purchased Contract or proof of lien perfection and (b) the Certificate of Title. To the extent necessary for enforcement, lien release, or correction, Owner shall deliver the Original Purchased Contract or Certificate of Title to Servicer. Whenever Servicer obtains any Original Purchased Contract or Certificate of Title other than from Owner pursuant to the foregoing sentence, it will hold it as agent for Owner and immediately deliver it to Owner unless this Agreement provides otherwise. Servicer shall not grant or allow any person or entity other than Owner an interest in original documents related to the Purchased Receivables or rights thereunder.

         Section 3.4 Examination of Records. At any time during Servicer's normal business hours, after not less than 24 hours notice to Servicer, Owner and its agents and representatives may (a) physically inspect the Borrower Records, to the extent in the custody of Servicer, and any other documents, files or other records of Servicer relating to the Purchased Receivables, including records relating to the performance and servicing of the Purchased Receivables, and (b) discuss the same with Servicer's officers and employees. Servicer shall make available to Owner copies of any such documents, files, or other records for this purpose.

         Section 3.5 Retention of Files. Unless otherwise requested by Owner, or unless otherwise required by law, Servicer shall retain, with respect to each Purchased Receivable, copies of the Borrower Records, to the extent held by Servicer pursuant to the terms of this Agreement, and all other records, files and documents related to the Purchased Receivables, to the extent held by Servicer pursuant to the terms of this Agreement, until the earlier of (a) six
(6) months after Servicer closes its files for the Purchased Receivables, or (b) the date upon which Servicer transfers such items to Owner. Servicer may retain copies of any such documents for its own files.


                                   ARTICLE IV.
                            SPECIFIC SERVICING DUTIES

         Section 4.1 Collections. Servicer shall in every event deposit all payments and other amounts, if any, made directly to Servicer by or received by Servicer with respect to any Purchased Receivable on behalf of the Borrower, including all Remittances and all other actual payments, Insurance Proceeds, recoveries, collections and all proceeds relating to the repossession or disposition of the Financed Vehicles (the "Collections") , in either one of the Depository Accounts or the Collection Account not later than the first Business Day after its receipt. The Servicer shall arrange that available funds on deposit in the Depository Accounts be swept into the Collection Account by wire transfer or ACH on a daily basis, pursuant to standing written instructions provided by Servicer to the applicable banking institution; provided, however, that sufficient funds will be kept on deposit in each Depository Account to cover fees related to such account.

         Section 4.2 Lock-Box. Prior to the Effective Date, Owner and the Lock-Box Bank shall enter into the Lock-Box Agreement or agree that an existing lock-box agreement between Servicer and the Lock-Box Bank will constitute the Lock-Box Bank for purposes of this Agreement. Servicer shall cause the Lock-Box Bank to take such actions as are necessary for Servicer to perform its obligations with respect to this Agreement regarding all transactions related to the Lock-Box (the "Lock-Box Transactions"). The Lock-Box Agreement shall contain a provision requiring the Lock-Box Bank to provide Servicer with (a) copies of monthly statements, (b) a daily list of deposits, (c) all original correspondence, envelopes, coupons and all other documents (other than Remittances) received by the Lock-Box Bank, (d) a daily and monthly list of Remittances by Borrower to the extent the Borrower is identifiable by the Lock-Box Bank from the Remittance (and documents accompanying the Remittance), and (e) copies of Remittances for which the Lock-Box Bank is not able to identify the Borrower. Servicer shall not amend or modify the terms of the LockBox Agreement without the prior written consent of Owner. Servicer shall take and perform such actions as are necessary for the Lock-Box Bank to perform its obligations with respect to the LockBox Agreement, such as providing assistance to the Lock-Box Bank with respect to identifying payments. Servicer shall arrange that available funds on deposit in the Lock-Box be swept into the Collection Account by wire transfer or ACH on a daily basis, pursuant to standing written instructions provided by Servicer to the Lock-Box Bank; provided, however, that sufficient funds will be kept on deposit in the Lock-Box account at the Lock-Box Bank to cover fees related to said account.

         Section 4.3 Servicer to Act as Custodian for Owner. Servicer shall direct Borrowers and others making payments with respect to the Purchased Receivables to remit payments to the Lock-Box Bank. Owner recognizes that from time to time Remittances may come into Servicer's possession and it hereby appoints Servicer as custodian of Owner to receive such Remittances. Notwithstanding this appointment, or any other provision in this Agreement, Owner shall remain the sole and absolute owner of the Remittances, Purchased Receivables and associated Receivable Rights. Servicer shall maintain any Remittances received by it separate and apart from other funds and shall clearly denominate the funds so as to indicate the paramount interest of Owner therein. If any Remittance is received by Servicer, Servicer shall deposit the Remittance pursuant to Section 4.1, and until so deposited any such Remittance shall be held in trust by Servicer for Owner.

         Section 4.4 Customer Service. Servicer shall provide sufficient staffing and telephone lines to: (1) quote payoffs to requesting Borrowers verbally and in writing, (2) record changes in garaging and billing addresses for Borrowers, (3) record name changes, (4) answer billing questions and (5) respond to any other reasonable written or telephonic inquiries relating to the Purchased Receivables.

         Section 4.5 Insurance. Servicer shall collect refunds and benefits payable to Owner with respect to Required Borrower Insurance and Optional Borrower Insurance.

         Section 4.6 Payoffs. In the event a Purchased Receivable is paid in full with good funds or released as provided in Section 4.9, Servicer shall, if requested by the Borrower, and upon receipt thereof by Servicer from Owner or otherwise (a) stamp the Original Purchased Contract "Paid" and return the Certificate of Title to the Borrower, and (b) release the lien on the related collateral.

         Section 4.7 Delinquent Payments and Defaults. If a payment is not received from a Borrower within 5 days after the date it is due under the Purchased Receivable, Servicer shall begin contact (by phone and/or mail as Servicer deems appropriate) with the Borrower to effect collection and to encourage timely payment.

         Section 4.8 Purchased Receivable Modifications. Based on Borrower's reasons for delinquency, Servicer may grant short extensions (monthly payment deferrals) to those Borrowers Servicer deems to be having temporary cash flow problems, provided such extensions are limited to two (2) one (1) month extensions in any consecutive twelve month period. Servicer may also modify Purchased Receivable terms to allow collateral substitutions or assumptions. Servicer will exercise care in offering extensions and modifications so as not to defer losses likely to occur. During the life of a Purchased Receivable, extensions and modifications shall not have the effect of extending the final date for payment in full of the Purchased Receivable for more than six (6) months beyond the original final date for such payment in full or reducing the Borrower's Outstanding Principal Balance. Servicer shall not permit any due date changes in a Purchased Receivable other than in the same month.

         Section 4.9 Realization upon Delinquent Purchased Receivables. If no satisfactory arrangements can be made for collection of delinquent payments after giving the Borrower all required notices and opportunities to cure, Servicer shall, to the extent permitted by law, accelerate the Purchased Receivable and pursue foreclosure of Owner's security interest in the Financed Vehicle. In connection with the foreclosure of Owner's security interest in a Financed Vehicle, Servicer may commence and prosecute legal proceedings in respect of the related Purchased Receivable in its own name or, if Servicer's counsel determines it is necessary, in the name and on behalf of Owner. Servicer shall foreclose on Owner's security interest in a commercially reasonable manner, following the procedures necessary to preserve the right to pursue collection of any deficiency. Neither Servicer nor its employees or their relatives shall be allowed to purchase Financed Vehicles being foreclosed upon, except through an open auction procedure. Liquidation Proceeds and Insurance Proceeds shall be applied against the Borrower's Outstanding Principal Balance. Servicer will use its reasonable efforts to sell Financed Vehicles within 90 days of repossession.

         Section 4.10 Contract Rights and Collection of Deficiencies. Servicer shall collect and enforce any and all contract rights that comprise a Purchased Receivable in a timely manner. If there is a deficiency balance after all Insurance Proceeds and Liquidation Proceeds have been received, Servicer shall pursue collection of the deficiency, except to the extent that such pursuit is not economically practical pursuant to the Collection Policy.

         Section 4.11 Liquidation Expenses. All Liquidation Expenses legally recoverable from the Borrower shall be added to the Borrower's Outstanding Principal Balance.

                                   ARTICLE V.
                             STATEMENTS AND REPORTS

         Section 5.1 Reports and Monthly Back-Up Tape. Servicer shall furnish to Owner the following reports in a form reasonably acceptable to Owner, except that the Static Pool report shall be in form mutually acceptable to Servicer and Owner.

                 Report                                   Frequency
                 ------                                   ---------

                 Cash Report                              Daily
                 Trial Balance of Contracts               Monthly
                 Contract Delinquency Report              Monthly
                 Paid Off Contract Report                 Monthly
                 Charge-Off Contract Report               Monthly
                 Recovery Report                          Monthly
                 Repossession Report                      Monthly
                 Title Tracking Report                    As Required
                 Servicing Fee Report                     Monthly
                 Deferment Report                         Monthly
                 Static Pool                              Quarterly

The monthly reports shall be provided to Owner by the earlier of (a) ten (10) Business Days after the Lock-Box Bank provides Servicer with all of the daily reports for the month, or (b) the fifteenth of the month following the period to which such reports relate. The daily reports shall be provided to Owner no later than four (4) Business Days after the day covered by the report. Along with the monthly reports Servicer shall deliver to Owner an executed Performance Certificate.

         Servicer shall furnish to Owner no later than when the monthly reports are due, an up-to-date back-up tape of all information related to Purchased Receivables which Servicer has placed on electronic media, including but not limited to customer names, addresses and phone numbers, loan numbers, the Borrower's Outstanding Principal Balance, last payment and next payment; provided that, until Servicer has the system to do so, which it shall make a good faith effort to acquire, in lieu of the monthly tape, Servicer can instead provide Owner with (a) a disk which has such information on it, and (b) a trial balance which shows the Borrower's Outstanding Principal Balance, the last payment date and amount, the unearned finance charge, and the next payment date and amount.

         Servicer shall furnish to the Owner such additional reports in such form the Owner determines is reasonably necessary for it to track and monitor
(a) Servicer's performance of this Agreement, and (b) the Purchased Receivables, Remittances and Financed Vehicles; provided that, if such additional reports cannot be done in-house by Servicer, Owner shall reimburse Servicer for reasonable out-of-pocket expenses that Servicer incurs in developing the capabilities to prepare and in otherwise furnishing such additional reports, including, but not limited to, reasonable computer programming and software expenses, to the extent the expenses do not exceed an amount approved in advance by Owner.

         Section 5.2 Notice of Claims. Within two (2) Business Days of receipt, Servicer shall provide Owner with copies of all correspondence, notices, and legal and administrative documents which allege that Servicer committed a wrongful act with regard to a Purchased Receivable,

Borrower, Receivable Rights obligor, Optional Borrower Insurance, Required Borrower Insurance or Financed Vehicle which claims damages or loss are in excess of $20,000 per occurrence or $100,000 in the aggregate (collectively, the "Notice Items"). Within two (2) Business Days of receipt, Servicer shall inform Owner in writing of the following:

         (a) the receipt of any claim or the initiation of any legal process, litigation or administrative or judicial investigation regarding the Notice Items involving an uninsured amount in excess of $20,000 in any one instance or $100,000 in the aggregate;

         (b) the receipt of a notice from any agency or governmental body having authority over the conduct of its business that (i) it is being placed under regulatory supervision, (ii) any license, permit, charter, membership or registration needed to perform this Agreement or material to the conduct of its business is to be suspended or revoked, or (iii) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation will materially adversely affect the conduct of its business or materially adversely affect its financial affairs or adversely affect its ability to perform this Agreement; or

         (c) the receipt of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against it which may materially and adversely affect the operations, financial condition or business of Servicer or Servicer's ability to perform this Agreement or which in any way involves Owner's security interest in the Purchased Receivables or related collateral or other rights therein or under this Agreement.


                                   ARTICLE VI.
                                 SERVICING FEES

         Section 6.1 Servicing Fee, Reimbursable Expenses and Fees. In consideration of Servicer's obligations, Owner shall pay to Servicer for the prior Due Period, within five (5) Business Days after delivery of the Servicing Fee Report (a) the Servicing Fee for such Due Period, (b) the Reimbursable Expenses for such Due Period and (c) all third party charges for not-sufficient fund checks and returned checks which relate to payments made by Borrowers to the extent not otherwise recovered from obligor. Additionally, Servicer shall be permitted to collect and retain modification and extension fees actually paid by Borrowers. If there is an Event of Default by Servicer, or an event has occurred which with the passage of time or the giving of notice or both will become an Event of Default by Servicer if it is not cured, at the time any Servicing Fee is payable by Owner, Owner may withhold the payment until the Event of Default or other event is cured to Owner's satisfaction, if this Agreement or Owner allows Servicer an opportunity to cure; provided that, before an Event of Default by Servicer, Owner shall not withhold payment with respect to an event which can be readily quantified as a monetary amount except to the extent of such amount. If an Event of Default by Servicer or other event is cured to Owner's satisfaction, Owner shall make the payment for the period withheld.

                                  ARTICLE VII.
                          REPRESENTATIONS AND COVENANTS

         Section 7.1 Representations and Warranties of Servicer. Servicer makes the following representations and warranties. The representations and warranties are made hereby as of the execution and delivery of this Agreement, and each time Servicer delivers a Performance Certificate to Owner the representations and warranties are made hereby again as of that time. The representations and warranties shall survive the sale of the Purchased Receivables to Owner and the execution of this Agreement. Owner's knowledge of any breach of the representations and warranties contained herein shall not void or waive any of the representations or warranties.

         (a) Servicer (i) is duly organized, validly existing and in good standing as a Delaware corporation, (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

         (b) The execution and delivery by Servicer of this Agreement are within the corporate power of Servicer and have been duly authorized by all necessary corporate action on the part of Servicer. Neither the execution nor performance of this Agreement by Servicer conflicts with or will result in a breach of, or constitutes a default under, any of the provisions of the Final Sale Order (as defined in the Purchase Agreement) any Governmental Rule binding on Servicer, the certificate of incorporation or by-laws of Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which Servicer is a party or by which it is or may hereafter become bound, including but not limited to the following agreements (the "Existing Contracts"): (i) Confidentiality Agreement between First Merchants Acceptance Corporation, Ugly Duckling Corporation and ALLTEL Information Services, Inc. dated as of July 23, 1997; (ii) Remote Outsourcing Agreement by and between ALLTEL Financial Information Services, Inc. and First Merchants Acceptance Corporation dated June 1, 1996; (iii) Master License Agreement between SAS Institute, Inc. and First Merchants Acceptance Corp. dated as of June 20, 1997 and June 9, 1997, respectively; (iv) Systems Integration Task Order under the CMSI Professional Services Agreement and First Merchants Acceptance Corporation between CMSI Professional Services Agreement and First Merchants Acceptance Corporation dated October 14, 1996; and (v) Master Lease Agreement between Insight Financial Corporation, as Lessor, and First Merchants Acceptance Corporation, as Lessee, dated as of June 4, 1997; nor will they result in the creation or imposition of any lien upon any of Servicer's property.

         (c) Servicer has all governmental permits, licenses, approvals and registrations which are necessary for the execution, performance, validity and enforceability of this Agreement.

         (d) This Agreement has been duly executed and delivered by Servicer, and constitutes a legal, valid and binding obligation of Servicer enforceable in accordance with its terms.

         (e) Servicer has obtained all consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons and entities necessary for the execution and performance of this Agreement.

         (f) There are no actions, suits or proceedings pending or, to the knowledge of Servicer threatened, against or affecting Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect Servicer's ability to perform its obligations under this Agreement. Servicer is not in violation of any Governmental Rule.

         (g) There is no fact known to Servicer which Servicer has not disclosed to Owner in writing with respect to the Purchased Receivables or the assets, liabilities, financial condition or activities of Servicer or its affiliates which would or may be likely to have a material adverse effect upon the Purchased Receivables (or associated Borrower Records or Receivable Rights) or Servicer's ability to perform its obligations under the Agreement. All information and documents prepared by Servicer and provided to Owner at any time are and will be true and accurate.

         Section 7.2 Covenants of Servicer.

         (a) Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware. Servicer shall retain and preserve its right to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to perform this Agreement, and shall hold all licenses in all jurisdictions which are necessary to perform this Agreement.

         (b) Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

         (c) Except as specifically allowed by this Agreement, Servicer shall not take any action, or permit any action to be taken by others, which would diminish or impair (i) the obligations of Borrowers and Receivable Rights payors, (ii) the Borrower Records to the extent required to be held by or are in the possession of Servicer, (iii) Owner's rights under this Agreement, or (iv) Owner's rights with respect to the Purchased Receivables.

         (d) Servicer shall not resign from its obligations under this Agreement unless (i) its Board of Directors determines that by reason of a change in Governmental Rules the continued performance by Servicer of its obligations under this Agreement is no longer legally permissible, (ii) said determination is evidenced by a resolution of its Board of Directors to such effect, and (iii) said determination is accompanied by a legal opinion, satisfactory to Owner, to such effect. No such resignation shall become effective until Owner appoints a successor servicer or undertakes to do the servicing itself.

         (e) During the term of this Agreement, Servicer shall provide Owner with quarterly financial statements within 45 days of the end of each of Servicer's fiscal quarter, and with annual audited financial statements within 90 days of the fiscal year-end. The annual financial statements shall be audited by a public accounting firm acceptable to Owner. Along with the financial statements, Servicer shall also provide Owner with a certificate in the form of Exhibit B attached hereto.

         (f) Servicer shall promptly notify Owner if an Event of Default occurs, or if an event occurs which with the passage of time or giving of notice will be an Event of Default if not cured.

         (g) Servicer shall throughout the term of this Agreement maintain types and amounts of insurance customary for its business, covering, without limitation, fire, theft, burglary, public liability, property damage' and workers' compensation. Servicer shall pay all insurance premiums payable for such coverage and shall upon request of Owner deliver a copy of the policies of such insurance to Owner, together with evidence of payment of all premiums therefor.

         (h) Servicer shall take such additional action as is reasonably requested by Owner in order to carry out this Agreement.

         (i) On or prior to the Effective Date, Servicer (i) shall assume all executory obligations of FMAC under any Existing Contract to which Servicer is not a party; (ii) shall enter into an agreement that is substantially comparable to any Existing Contract to which Servicer is not a party and which it does not assume; or (iii) shall enter into such agreements with such third parties as shall permit Servicer to take over the servicing of the Purchased Receivables in accordance with this Agreement without adverse effect upon the Purchased Receivables, Servicer's ability to service them or Owner's rights therein by reason of Servicer not being a party to or not having assumed any Existing Contract.

         (j) Effective from and after the date hereof, Servicer shall use its best efforts to enable Owner to obtain "blocking rights" with respect to the depository accounts identified in the FMAC Servicing Agreement. "Blocking Rights" means the right to direct the depository bank to send all Remittances received in any such account directly to Owner or as Owner shall otherwise direct.


                                  ARTICLE VIII.
                                     DEFAULT

         Section 8.1 Event of Default. Any of the following events shall constitute an Event of Default under this Agreement:

         (a) The failure of Servicer to make any payment or deposit required to be made under the terms of this Agreement which failure continues unremedied for a period of two (2) Business Day after the date when originally due.

         (b) The failure of Servicer to observe or perform in any material respect any covenant or agreement required to be performed under this Agreement, other than the payment or depositing of money, which failure continues unremedied for a period of five (5) Business Days after written notice of such failure shall have been given by Owner to Servicer.

         (c) If any of the following types of orders are not dismissed within 30 days of being entered: (i) an order for relief against Servicer in an involuntary case under a federal or state bankruptcy, insolvency or similar law;
(ii) an order appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Servicer or of any substantial part of its property; or (iii) an order ordering the winding up or liquidation of the affairs of Servicer.

         (d) The commencement by Servicer of a voluntary case under any federal or state bankruptcy, insolvency or similar law; or the consent by Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Servicer or of any substantial part of its property; or the making by Servicer of an assignment for the benefit of creditors; or the failure by Servicer generally to pay its debts as such debts become due; or the taking of action by Servicer in furtherance of any of the foregoing.

         (e) Owner determines that a material adverse change has occurred in the business, operations, servicing, or financial condition of Servicer or in its ability to perform this Agreement.

         (f) Servicer breaches the Purchase Agreement or the Guaranty (as defined in the Purchase Agreement) and fails to cure such breach within five (5) Business Days after written notice of such failure shall have been given by Owner to Servicer.

         (g) Any representation, warranty or statement made by Servicer in this Agreement or in any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made.

         (h) An Event of Default as to Servicer shall occur under the Loan and Security Agreement dated as of August 15, 1997, as amended, by and between Servicer and Owner.

         (i) The Purchased Receivables in total as a group, or the motor vehicle installment contracts owned by Servicer in total as a separate group, shall have
(i) a Rolling Average Delinquency greater than 16% during any of Due Periods 1-6, 12% during any of Due Periods 7-12 or 11% during any Due Period thereafter;
(ii) a Rolling Average Charge-Off greater than 2.5% during any of Due Periods 1-6, 1.75% during any of Due Periods 7-18 or 1% thereafter; or (iii) Deferred Contracts greater than 2% during any Due Period.

         Notwithstanding anything herein to the contrary, Servicer shall not be considered in default hereunder or have any liability to any party for any failure to perform if such failure arises solely out of the following causes beyond the control of Servicer, as the case may be: acts of God or a public enemy, fire, flood or war; provided, however, that the termination of any Existing Contract shall not relieve Servicer of its obligation to perform under this Agreement.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         Section 9.1 Indemnity. Servicer shall indemnify and hold Owner harmless from any and all losses, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees and other liabilities including, without limitation, costs of investigation, fees and expenses at trial and on appeal, and costs in successfully asserting the right to indemnification hereunder (all of the foregoing are referred to in this Section as "Losses") incurred by Owner at any time and pertaining to (a) a default of Servicer's obligations under this Agreement or the otherwise; (b) facts which are, or allegations which if true would be, a breach of any representation, warranty, agreement or covenant of Servicer contained in this Agreement; provided, however, that in the event of the occurrence of an Event of Default under Section 8.1(e), (h) or (i), Servicer shall not (without in any manner affecting its liability under this Agreement for any other Losses) be liable to Owner for any credit losses arising solely by reason of the occurrence of any such Event of Default; or (c) activities, operations or conduct of Servicer as Servicer under this Agreement. If legal action is commenced against Owner regarding a matter for which Owner is entitled to indemnification under this Section, Owner will give notice to Servicer of the action within 60 days following Owner's knowledge thereof. The failure to notify will not relieve Servicer from any liability which it may have to Owner hereunder or otherwise. With respect to each such notice, Servicer shall, at Owner's option, immediately take all action necessary to minimize any risk or loss to Owner including retaining counsel reasonably satisfactory to Owner and take such other actions as are necessary to defend Owner or to discharge the indemnity obligations hereunder. If Servicer is not actually defending the matter in good faith, Owner may, at its option, conduct such defense at the expense of Servicer. Servicer shall pay on demand any indemnified Losses incurred by Owner. Owner and Servicer shall fully cooperate with each other in fulfilling the intent of this Section of this Agreement. Neither Owner nor Servicer shall settle any claim in which Owner is named without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that Owner shall not be obligated to obtain Servicer's consent unless Servicer is actively defending such claim in good faith.


                                   ARTICLE X.
                                   TERMINATION

         Section 10.1 Termination of Agreement. Unless sooner terminated, this Agreement shall terminate on the Discharge Date. Owner has the right to terminate this Agreement prior to the Discharge Date following the occurrence of any of the following events: (a) an Event of Default by Servicer or (b) termination of the Purchase Agreement.

         Section 10.2 Effect of Termination or Resignation. Following the effective date of termination of this Agreement or the effective date of the termination or resignation of Servicer as servicer of the Purchased Receivables:
(a) Servicer at Owner's request and at Servicer's expense shall deliver the Borrower Records, and all records and files described in Article III, as instructed by Owner, and shall use its best efforts to effect the orderly and efficient transfer of the servicing of the Purchased Contracts to the party which will be assuming responsibility for such servicing including, without limitation, directing Borrowers to remit all Remittances to an account or address designated by Owner; (b) Owner is authorized on behalf of Servicer, and in Servicer's name if Owner so elects, to take such action as is necessary to transfer servicing from Servicer; (c) except as otherwise specifically provided in this Agreement, Owner's rights and Servicer's obligations under this Agreement shall not be affected by the termination or resignation; (d) Owner is no longer obligated to pay the Servicing Fee; (e) at Owner's request, Servicer shall assign to Owner such portion of Servicer's right, title and interest under any Existing Contract identified by Owner relating to, or as may be necessary for a successor servicer to continue to service, the Purchased Receivables; and (f) Servicer hereby (i) irrevocably consents and agrees that Owner also shall have the right to contact any third party to an Existing Contract and to obtain from such third party any information, and (ii) Servicer agrees to continue to provide to Owner information, in each case, in such form as Owner shall reasonably request, which Servicer is entitled to receive pursuant to any such Existing Contract. Servicer hereby directs each such third party to comply with any such request of Owner.


                                   ARTICLE XI.
                          GENERAL TERMS AND CONDITIONS

         Section 11.1 Ownership and Possession. All Remittances, all records and files described in Article III, and Borrower Records and associated Receivable Rights are the sole and exclusive property of Owner. Any possession of such items by Servicer is temporary, in trust for the benefit of Owner, and subject to the superior ownership and possession rights of Owner. Servicer has no interest in, and shall not create or convey an interest in Remittances or Borrower Records.

         Section 11.2 Entire Agreement. This Agreement, the Purchase Agreement and the documents incorporated by reference herein and therein, express the entire agreement of the parties hereto, and supersede all prior promises, representations, understandings, arrangements and agreements between the parties with respect to the subject matter contained herein. The parties hereto further acknowledge and agree that neither of them has made any representations to induce the execution and delivery of this Agreement except those expressly set forth herein.

         Section 11.3 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without regard to its conflicts of law principles.

         Section 11.4 Notices. All notices, authorizations, approvals, and consents provided for, required, or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below or at such other address as the parties may hereafter specify by notice given in the manner provided in this Section.

If to Servicer:      Ugly Duckling Corporation
                     2525 East Camelback Road, Suite 1150
                     Phoenix, Arizona  85016
                     Facsimile:       (602) 852-6696
                     Attention:       Steven P. Johnson, Esq.

With a copy to:      Snell & Wilmer L.L.P.
                     400 East Van Buren
                     Phoenix, Arizona  85004-0001
                     Facsimile:       (602) 382-6070
                     Attention:       Timothy W. Moser, Esq.

If to Owner:         General Electric Capital Corporation
                     1000 Hart Road
                     Barrington, Illinois  60010
                     Facsimile:       (708) 304-3456
                     Attention:       Manager, Asset Based Financing

with a copy to:      General Electric Capital Corporation
                     1000 Hart Road
                     Barrington, Illinois  60010
                     Facsimile:       (708) 304-3444
                     Attention:       Counsel-Auto Financial Services

Each such notice or other communication, together with appropriate copies, shall be (a) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (b) delivered by overnight delivery service such as Federal Express, providing for signed receipts, (c) delivered by personal service in the manner provided for service of legal process, or (d) transmitted by facsimile at the above facsimile numbers, with a copy by United States mail as provided in subsection (a) hereof. Counsel to a party may give notice for its client provided such notice is otherwise made in accordance with the provisions of this Section. Notices shall be effective on the first business day following the date of mailing or transmission, or upon receipt or personal service.

         Section 11.5 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

         Section 11.6 Attorneys' Fees. In the event of any action at law or suit in equity or a claim in bankruptcy or other proceeding to enforce this Agreement, Owner shall be entitled to receive, in addition to any other sums which it is awarded, all costs and expenses of such action or suit, including reasonable attorneys' fees incurred.

         Section 11.7 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         Section 11.8 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Servicer may not assign this Agreement or any right or obligation hereunder without Owner's prior written consent and any prohibited assignment shall be void ab initio; provided, however, that Servicer shall have the right to delegate its duties hereunder to any wholly-owned subsidiary of Servicer so long as Servicer supervises such subsidiary's performance hereunder and no such delegation shall release Servicer from liability hereunder.

         Section 11.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. This Agreement may also be executed by facsimile.

         Section 11.10 Waiver. The failure or delay of either party to strictly enforce the terms of this Agreement shall not be a waiver of the party's right to do so. A party can only waive a right under this Agreement if the waiver is in writing, identifies the right being waived, and is signed by the party waiving the right. Any approval of a document or procedure by Owner shall not be a waiver of Owner's rights regarding any breach of this Agreement arising from the procedure or document.

         Section 11.11 Offset. Owner has the right to offset, apply or recoup any obligation of Servicer to Owner against any obligation or payments Owner owes to Servicer, or against any property of Servicer held by Owner. Servicer shall not have any right to offset, apply, counterclaim or recoup against any obligation it owes to Owner.

         Section 11.12 Waiver of Jury Trial. Owner and Servicer hereby WAIVE ANY RIGHT TO A TRIAL BY JURY waive any right to a trial by jury for a claim based on an Event of Default or otherwise arising from or related to this Agreement.

         Section 11.13 Amendments. This Agreement may be amended only by an instrument in writing executed by Owner and Servicer.

         This Agreement is entered into as of December 15, 1997.

                                     UGLY DUCKLING CORPORATION

                                     By:  /s/ Donald L. Addink
                                        ----------------------------------------
                                     Title:  Vice President
                                           -------------------------------------
                                                                      "Servicer"


                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By:  /s/ Edward M. Lindsey
                                        ----------------------------------------
                                     Title:  Manager of Underwriting
                                           -------------------------------------
                                                                         "Owner"

                                    EXHIBIT A

                          COLLECTION POLICY OF SERVICER

                                 [SEE ATTACHED]

                                    EXHIBIT B

                               DEPOSITORY ACCOUNTS

Bank One, Arizona, N.A.
201 N. Central Ave., 26th Floor
Phoenix, Arizona 85004
Attn:  Mr. Russ Gunderson
(602) 221-1033
Acct:  0987-4687 (Collection)
Acct:  0987-4628 (ARD)


Bank One, Texas, N.A.
P.O. Box 655415
Dallas, Texas  75265-5415
Attn:  Ms. Kim Spencer
(214) 290-2533
Acct:  1826339630


Barnett Bank, Inc.
1 Progress Plaza, Suite 290
St. Petersburg, FL  33701
Attn:  Mr. Jeff McRae
(813) 892-1559
Acct:  1266693164 (Collection)
Acct:  1266692930 (ARD)

Las Vegas Business Bank
P.O. Box 82503
Las Vegas, Nevada  89180
Attn:  Ms. Mary Gould
(702) 794-0070
Acct:  1008625


NationsBank
P.O. Box 25500
Albuquerque, NM  87125
Attn:  Ms. Claire Dobbins
(505) 282-4361
Acct:  2864323730

                                    EXHIBIT C

                             PERFORMANCE CERTIFICATE

         The undersigned, ______________________________, the ____________ of
UGLY DUCKLING CORPORATION, an Arizona corporation ("Company"), does hereby certify on behalf of Company pursuant to that certain Servicing Agreement dated December ___, 1997, between Company and General Electric Capital Corporation ("GE Capital") (the "Servicing Agreement") that (i) all reports and data, regardless of the form or medium in which delivered to GE Capital, prior to or contemporaneously with this Certificate, are accurate and complete, (ii) the representations and warranties of Company contained in the Servicing Agreement and made as of the execution thereof are true and correct on and as of the date of this Certificate, and (iii) Company is not in default of the Servicing Agreement as of the date of this Certificate.

Date:    _____________, 199__              UGLY DUCKLING CORPORATION, an Arizona
                                           corporation

                                           By___________________________________
                                           Its__________________________________

                                    EXHIBIT D

                              REIMBURSABLE EXPENSES

         To the extent of collection or recovery of the following costs and expenses incurred by Servicer at and after the time at which a Purchased Receivable became a Charge-Off Receivable or Defaulted Receivable, and all of the following costs and expenses incurred by Servicer with respect to any other Purchased Receivable, except for any of the following costs and expenses that are netted against any Remittances made to Servicer by any third party:

         1. All reasonable expenses incurred by Servicer in the repossession and seizure of any Financed Vehicle and in the sale or liquidation of such Financed Vehicle including, but not limited to, repossession fees and charges, auction fees, towing charges, storage fees, repair expenses and detailing expenses; and

         2. All lien, impound or storage fees and expenses incurred by Servicer in securing any Financed Vehicles.

                                   SCHEDULE 1

                              PURCHASED RECEIVABLES


                                       27